WRITTEN CONSENT OF DIRECTORS
                          IN LIEU OF DIRECTORS' MEETING
                                       OF
                               R&R RESOURCES, INC.
                               -------------------
                              A Nevada Corporation

     We, the undersign, being all of the directors of R&R Resources, Inc., a Nevada corporation, do hereby give our written consent, in lieu of a meeting of the Board of Directors of said corporation, to the adoption of the following resolutions:

     RESOLVED that the Bylaws of this corporation be, and they hereby are, amended to add the following new Section 11 to Article VI thereof:

          "Section 11. The provisions of Section 78.378-78.3793 of Nevada Revised Statutes shall not apply to the company."

          Dated  the  10th  day  of  November,  1998.
                      ----

/S/  WILLIAM  DAVID  BATTS          /S/  NORMA  G.  E.  ELTRINGHAM
--------------------------          ------------------------------
     WILLIAM  DAVID  BATTS               NORMA  G.  E.  ELTRINGHAM

/S/  WILLIAM  DAVID  BATTS          /S/  WELDON  E.  KEEL
--------------------------          ---------------------
     WILLIAM  DAVID  BATTS               WELDON  E.  KEEL

/S/  THOMAS  PHILLIP  PAGE          /S/  WAYNE  SMITH
--------------------------          -----------------
     THOMAS  PHILLIP  PAGE               WAYNE  SMITH

                /S/  BILLY  BOB  WILLIAMS
                -------------------------
                     BILLY  BOB  WILLIAMS